                                                                   Exhibit 10.24

               AMENDMENT TO ALL CSK AUTO LEASES AT MISSOURI FALLS


         AMENDMENT TO ALL CSK AUTO LEASES AT MISSOURI FALLS (this "Amendment"), dated as of December 6, 2001, between MISSOURI FALLS PARTNERS, an Arizona partnership ("MFP") and MFP HOLDINGS, LLC, a Delaware limited liability company ("MFPHLLC"; MFP and MFPHLLC each being a "Landlord" and collectively are "Landlords") each with an address c/o Missouri Falls Holdings, Inc., P.O. Box 186, East Brunswick, New Jersey 08816, and CSK AUTO, INC., an Arizona corporation ("Tenant") with offices at 645 East Missouri Avenue, Suite 400, Phoenix, Arizona 85012.

                              W I T N E S S E T H:

         WHEREAS, MFP and MFPHLLC, as applicable, as landlord, and Tenant, as tenant, are currently the landlord and tenant, respectively, under the following leases (as the same may have been amended, modified, assigned, assumed and/or restated from time to time, each an "Existing Lease" and collectively the "Existing Leases"): (a) Amended and Restated Lease, dated May ___, 1989, between Missouri Falls Associates Limited Partnership, as landlord, and Northern Automotive Corporation, as tenant, for Suites 190, 200, 300 and 400 of the Building, as amended by (i) Agreement, dated January ___, 1990, between Missouri Falls Associates Limited Partnership, as landlord, and Northern Automotive Corporation, as tenant, (ii) First Amendment to Amended and Restated Lease, dated November 22, 1991, effective January 1, 1991, between Spectrum Properties Incorporated, as landlord, as successor to Missouri Falls Associates Limited Partnership, and Northern Automotive Corporation, as tenant, and (iii) Amendment to Leases, dated October 30, 1996, between Missouri Falls Associates Limited Partnership, as landlord, and Northern Automotive Corporation, as tenant (the "1996 Amendment"); (b) Lease, dated December 10, 1992, between Spectrum Properties Incorporated, as landlord, and F.S.L. Administrative Services Corporation, as tenant, for Suite 370 of the Building, as amended by the 1996 Amendment; (c) Base Year Lease, dated July 31, 1997, between MFP and Tenant for Suite 108 of the Building, as amended by First Amendment to Lease, dated April 1, 2000, between MFP and Tenant; (d) Base Year Lease, dated April 20, 2000, between MFP and Tenant for Suite 100 of the Building, as amended by First Amendment to Lease, dated February 23, 2001, between MFP and Tenant, which among other things added Suite 106 of the Building; (e) Base Year Lease, dated April 20, 2000, between MFP and Tenant for Suite 450 of the Building, as amended by First Amendment to Lease, dated August 20, 2000, between MFP and Tenant, which among other things added Suites 350 and 365 of the Building; and (f) Lease Agreement, dated May 2, 1997, between MFPHLLC, as landlord, and Tenant, as tenant, for the parking lot and improvements, if any, thereon, being approximately one (1) block North of the Building, known by Tenant as the "Circle K Lot", located in the City of Phoenix, County of Maricopa and State of Arizona (the "Parking Lot" the Suites set forth above and the Parking Lot are, collectively, the "Demised Premises");

         WHEREAS, the term under each of the Existing Leases expires on October 31, 2006; and

         WHEREAS, Tenant has requested that Landlords extend the terms and otherwise amend certain terms and provisions of the Existing Leases and Landlords are willing to do so subject to and on the following terms and conditions.

         NOW, THEREFORE, Landlords and Tenant, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

         1. Defined Terms. All capitalized terms used and not specifically defined in this Amendment shall have the respective meanings assigned to those terms in the Existing Leases. Wherever reference is made in a particular Existing Lease to "the Lease", "this Lease", "herein", "hereof" or words of similar import, it shall be deemed to refer to such Existing Lease, as amended by this Amendment, and as the same may hereafter be amended, modified, extended, supplemented, renewed, replaced or restated, in accordance with the terms thereof.

         2. Amendments to Existing Lease. Landlords and Tenant agree that the Existing Leases, effective as of the date of this Amendment, are hereby modified and amended as follows:

                  a. The term of each of the Existing Leases is hereby extended for six (6) additional years, commencing November 1, 2006 and expiring October 31, 2012 (each an "Extended Lease Term"), unless sooner terminated pursuant to the terms and provisions of the respective Existing Leases, as amended by this Amendment, or applicable law or in equity. Accordingly, wherever reference is made in the Existing Leases, as amended by this Amendment, to the "Term", "Lease Term" or words of similar import, it shall be deemed to include the original lease term under the respective Existing Lease and the Extended Lease Term; and

                  b. (i) From November 1, 2006 through October 31, 2011, Base Rent or Basic Rent, as the case may be under the respective Existing Leases (hereinafter "Base Rent") for the Demised Premises shall be adjusted to an amount equal to the Base Rent in effect on October 31, 2006 under the respective Existing Leases multiplied by the lesser of
         (A) 115%, and (B) the Cumulative CPI Factor (as hereinafter defined) for the period from November 1, 2001 through October 31, 2006 (the "First CPI Accumulation Period"). There shall be no decrease in the Base Rent as a result of the adjustment contemplated by this clause; and

                           (ii) From November 1, 2011 through October 31, 2012, Base Rent for the Demised Premises shall be adjusted to an amount equal to the Base Rent in effect on October 31, 2011 under the respective Existing Leases multiplied by the lesser of (A) 115%, and (B) the Cumulative CPI Factor for the period from November 1, 2006 through October 31, 2011 (the "Second CPI Accumulation Period"). There shall be no decrease in the Base Rent as a result of the adjustment contemplated by this clause.

         As used in this subparagraph "Cumulative CPI Factor" shall mean a fraction, the numerator of which is the Current Number and the denominator of which is the Base Number. As used in this definition, the following capitalized terms shall mean: "Base Number" shall mean the Consumer Price Index for All Urban Consumers, United States City Average, All Items (1982-84=1 00), issued by the Bureau of Labor Statistics of the United States Department of Labor (hereinafter called the "Index") for the month immediately prior to (x) the First CPI Accumulation Period or (y) the Second CPI Accumulation Period, as applicable; and "Current Number" shall mean the latest Index published for the last month of (x) the First CPI Accumulation Period or (y) the Second CPI Accumulation Period, as applicable, by the Bureau of Labor Statistics or other governmental agency then publishing the Index (or if the Index is no longer published, the index of consumer prices reasonably deemed by the respective Landlord to be comparable to the Index), after making such adjustments as may be prescribed by the agency publishing the same or as otherwise so deemed to be required to compensate for changes subsequent to January 1, 1984 in the base, items included or method of compilation thereof.

         3. Governing Law; Severability. The laws of the State of Arizona shall govern the validity, performance and enforcement of this Amendment. The invalidity or unenforceability pursuant to applicable law of any provision of this Amendment shall not affect or impair any other provision.

         4. Merger; No Oral Amendment. All negotiations, considerations, representations and understandings between the parties with respect to the amendment of the Existing Leases are incorporated in this Amendment. This Amendment may not be amended, modified, or otherwise changed without the mutual agreement in writing of the parties hereto.

         5. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the successors, legal representatives, heirs and assigns of the parties hereto.

         6. Due Authorization; No Assignment Etc. Each of the persons executing this Amendment on behalf of Tenant, hereby covenants and warrants that: Tenant is a duly constituted corporation authorized to do business in the State of Arizona; all franchise and corporate taxes of Tenant have been paid to date; Tenant is duly authorized to execute and deliver this Amendment, and perform its obligations under the Existing Leases, as amended by this Amendment; the execution and delivery of this Amendment by Tenant, and the performance by Tenant of its obligations under the Existing Leases, as amended by this Amendment, do not violate or contravene in any manner any of the organizational documents of, or agreements, instruments or documents entered into by, Tenant; such persons are duly authorized to execute and deliver this Amendment on behalf of Tenant, and no consent to the execution, delivery or performance of this Amendment by each such person is required. Tenant represents that it has not assigned any of the Existing Leases or sublet all or any portion of the Demised Premises.

         7. Effectiveness. This Amendment shall become effective only upon execution and delivery thereof by Landlords and Tenant. Except as expressly amended by this Amendment, all of the terms, covenants and conditions of the Existing Leases remain and shall continue in full force and effect and are hereby ratified and confirmed.

         8. Conditional Limitation. This Amendment is conditioned upon there existing no event which with or without the passage of time or the giving of notice, or both, would constitute a default by Tenant under any of the Existing Leases on the commencement of the Extended Lease Term. In the event that any such default exists, at Landlords' option, to be exercised by written notice to Tenant, this Amendment shall be null and void and of no further force or effect.

         9. Counterparts. This Amendment may be executed in two or more counterpart copies of the entire document or of signature pages to the document, each of which may be executed by one or more of the parties hereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto.

         IN WITNESS WHEREOF, Landlords and Tenant have executed and delivered this Amendment as of the date first written above.

                                        LANDLORDS:

                                        MISSOURI FALLS PARTNERS
                                        By:   Missouri Falls Holdings, Inc.,
                                              as General Partner



                                              By:       /s/ Jules Trump
                                                 ------------------------------
                                                        Name:  Jules Trump
                                                        Title: Co-Chairman

                                        MFP HOLDINGS, LLC,
                                        a Delaware limited liability company



                                        By:      /s/ Jules Trump
                                           --------------------------------
                                                 Name:  Jules Trump
                                                 Title: Co-Chairman

                                        TENANT:

                                        CSK AUTO, INC.



                                        By:      /s/ Lon Novatt
                                           --------------------------------
                                                 Name:  Lon Novatt
                                                 Title: Senior Vice President